DEFC14A PROXY STATEMENT

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

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[x] Definitive Proxy Statement

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(Name of Registrant as Specified In Its Charter):

Pinnacle Entertainment (NYSE: PNK)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE

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[x] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

60,392,786 shares of common stock outstanding and entitled to vote (3/23/2015)

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

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UNITE HERE 275 Seventh Ave. New York, NY 10001 Tel: 212-265-7000 Fax: 212-265-3415

PROXY STATEMENT DATED APRIL 16, 2015

FOR THE 2015 ANNUAL MEETING OF PINNACLE ENTERTAINMENT SHAREHOLDERS (NYSE: PNK)

Tuesday, May 19, 2015, at 9:00 a.m.,

Pinnacle Entertainment, Inc. offices, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169

THIS SOLICITATION IS NOT BEING MADE ON BEHALF OF PINNACLE MANAGEMENT

First released to shareholders on April 16, 2015

To Fellow Pinnacle Entertainment Shareholders:

We are writing to seek support from Pinnacle’s shareholders for a set of non-binding proposals which, if adopted, could improve Pinnacle’s corporate governance practices, and our shareholder value.

We believe that the ability of shareholders to hold the Board accountable is a hallmark of good corporate governance. In order for shareholders to secure a meaningful voice within Pinnacle’s leadership, especially as it prepares for a major restructuring, it is in the interest of Pinnacle shareholders to vote in favor of our proposals.

There are significant risks associated with Pinnacle’s proposed spin-off of real estate assets into a real estate investment trust. Gaming REITs are a new business model, and Penn National Gaming’s 2013 spin-off of Gaming and Leisure Partners (GLPI) is the only REIT in the gaming industry to date. As of April 2, 2015, GLPI’s stock price had declined by 27% since its early high in December 2013 two months after it began trading, while the NAREIT Lodging REIT index price has grown 28% during the same time frame. <EN 1>

Hospitality REITs are volatile, especially during cyclical downturns. Hotel REIT stocks (measured by the NAREIT Lodging REIT Index) lost over 86% of their stock price between May 2007 and February 2009. <EN 2> No gaming REIT has experienced an economic recession.

While the business model of REITs generally involves ongoing acquisition of assets to grow the real estate portfolio, ownership in the gaming industry is characterized by a relatively high degree of consolidation, while the opportunity to expand into new jurisdictions has slowed as regional gaming has reached saturation in many markets. Both of these factors may limit the availability of acquisition opportunities for future gaming REITs. Indeed, since its spin-off, GLPI has only acquired one casino property, the Casino Queen in East St. Louis, and GLPI’s attempt to acquire a 2nd gaming property, the Meadows Racetrack and Casino in Pennsylvania, led to an unresolved legal dispute as of February 3, 2015. Regarding the Meadows transaction, GLPI stated in their fourth quarter 2014 earnings report that “the timing and resolution of the claims set forth in the lawsuit are unpredictable, and the Company is not able to predict any effect this suit may have on closing of the transaction.”

The gaming industry is highly regulated. The acquisition of gaming real estate assets may be subject to state gaming regulations and approval, which could slow the ability of a REIT spin-off to expand.

Additionally, in June 2014, the IRS released a draft Rule (REG-150760-13) that seeks to clarify the definition of real estate investment trust property with respect to Section 856 of the Internal Revenue Code. If adopted in its present form the Rule could make it considerably more difficult for gaming companies to adopt the REIT structure. The proposed Rule draws a distinction between a state-issued license to operate a casino and the building in which the casino operates. If the Rule is adopted by the IRS in its present form, the tax benefits anticipated by the company in its spin-off plan may not be possible. <FN a>

Finally, we question the timing of the planned REIT conversion. Interest rates have remained at a historic low, but it is not known when the cost of borrowing may be raised. The impact of higher future interest rates could have a negative impact on real estate values.

Given the uncertainty surrounding a possible spin-off, it is important that shareholders safeguard their rights, and preserve strategic alternatives post-spin-off. By virtue of their governing documents or state statutes, many hospitality REITs have traditionally enjoyed fewer shareholder rights than shareholders of Pinnacle Entertainment currently do; indeed, shareholders at several hospitality REITs have been voting to improve shareholder rights over the past three years.<FN b> Pinnacle’s shareholders should learn from the experience of shareholders of existing hospitality REITs, and act to ensure we do not lose rights through a restructuring or spin-off of assets.

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<FN a> The Rule states in Example 13 “License to operate a business. REIT M owns a building and receives a license from State to operate a casino in the building. The license applies only to REIT M’s building and cannot be transferred to another location. REIT M’s building is an inherently permanent structure under paragraph (d)(2)(i) of this section and, therefore, is real property. However, REIT M’s license to operate a casino is not a right for the use, enjoyment, or occupation of REIT M’s building, but is rather a license to engage in the business of operating a casino in the building. Therefore, the casino license is not real property.” Internal Revenue Bulletin 2014-23, p. 9, June 2, 2014.

<FN b>For example, over the last three years, Hospitality Properties Trust, Lasalle Hotel Properties and Felcor Lodging Trust have undertaken or plan to undertake board declassification as a result of shareholder votes; Strategic Hotels & Resorts and Morgans Hotel Group Company redeemed poison pill plans.

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Specifically, we seek to ensure shareholders retain the right to elect all directors annually using a majority vote standard, amend our bylaws, require shareholder approval of any poison pill, and opt out of state anti-takeover statutes which may depress shareholder value by enabling our Board to set in place a range of anti-takeover devices without shareholder approval.

I. Supporting statements

PRESERVING THE RIGHT TO AMEND BYLAWS IN A SPUN-OFF COMPANY (PROPOSAL NO. 7 ON OUR PROXY CARD)

The ability to amend our Bylaws by a vote of the majority of shares outstanding is a fundamental shareholder right, and one of the most effective tools shareholders have to hold Boards accountable. Unfortunately, it is not a right enjoyed by shareholders of many REITs.

Without the independent right to amend bylaws, introducing shareholder-friendly governance changes can be a lengthy process fraught with uncertainty and shareholder expense. At Hospitality Properties Trust, for example, a majority of shareholders called for annual director elections for five consecutive years before the Board began to declassify.

With the power to amend bylaws by majority vote, shareholders can not only achieve corporate governance reforms more efficiently; they can make these reforms permanent by requiring shareholder approval to remove key shareholder rights (see proposals 9-10). Otherwise, these rights can be stripped at the Board’s convenience.

PRESERVING THE RIGHT TO ANNUAL DIRECTOR ELECTIONS IN A SPUN-OFF COMPANY (PROPOSAL NO. 8 ON OUR PROXY CARD)

When trustees are held accountable for their actions, they perform better. This resolution urges the Trustees to make their best efforts to ensure this important right, currently enjoyed by Pinnacle’s shareholders, is not removed through a spin-off of assets or other restructuring.

Annual elections make trustees more accountable to shareholders, and could thereby contribute to improving performance and increasing firm value. According to Faleye (2007), staggered boards are associated with lower firm valuation; <EN 3> Masulis, Wang and Xie (2007) found acquirers with staggered boards experienced abnormal returns approximately 0.52% lower than those experienced by acquirers without (representing an average loss of nearly $30 million in shareholder value in the sample studied) <EN 4>. Bebchuk, Coates and Subramanian (2002) report that firms with staggered boards reduced the expected returns of shareholders of hostile bid targets by 8-10%. <EN 5> Finally, Faleye (2007) found classified boards also tended to award executive pay that is less correlated to performance. <EN 6>

A classified board can also act as an anti-takeover barrier; preserving a declassified board through the course of a restructuring or spin-off may positively affect shareholder value by encouraging offers to acquire the company that could be beneficial to shareholders. On the other hand, launching a spun-off company with a classified board could set up barriers to takeover - even if shareholders vote to declassify at the first opportunity - as it could take several years to undo a classified board.

Shareholders of large companies across a variety of industries have advocated for these proposals in order to increase board accountability and firm performance. Over the past several years, companies have been responsive to shareholders’ requests for annual director elections: between 2012 and 2014, 121 companies have committed to declassify their boards through the efforts of the Harvard Shareholder Rights Project alone. <EN 7> Very few publicly-traded REITs in the Lodging and Entertainment space still have classified boards.

PRESERVING THE RIGHT TO CALL A SPECIAL MEETING IN A SPUN-OFF COMPANY (PROPOSAL NO. 9 ON OUR PROXY CARD)

The REIT structure is new and untested in the gaming industry; the single publicly-traded REIT in our industry, GLPI, illustrates that this model is not without risks. While GLPI has paid out dividends to its shareholders, the stock value has fallen nearly 27% from a high of $50.82 in December 2013, just two months after the spin-off, to the recent price of $37.25 when the market closed on April 2. <EN 8> In addition GLPI has acquired only one real estate asset outside of Penn National’s development pipeline and existing properties.

In this context, the right of shareholders to call a special meeting at a spun-off REIT is an important tool for shareholders to protect shareholder value. The right to call a special meeting will allow shareholders to have a venue to express support or disapproval of the new REIT’s performance, to recommend and pursue strategic alternatives, and incentivize the Board to bring strategic options to a vote of shareholders.

The ability to protect and exercise shareholder rights becomes increasingly important as hospitality REITs enter a period of increased merger and acquisition activity. During the peak of the last lodging cycle, a dozen lodging REITs were acquired by private equity or other hotel companies. The remaining lodging REIT stocks (measured by the NAREIT Lodging REIT Index) lost over 80% of their stock price between May 2007 and March 2009. <EN 9> Will gaming REITs be vulnerable to a similar plunge in share prices during a downturn?

THE RIGHT TO APPROVE A POISON PILL IN A SPUN-OFF COMPANY (PROPOSAL NO. 10 ON OUR PROXY CARD)

This proposal, if approved and implemented, asks the Company to ensure shareholders will have a say in the adoption of any shareholder rights plan (poison pill) which could make it more difficult or expensive to acquire large holdings of the stock at any new company created by a spin-off or restructuring of Pinnacle’s assets.

A poison pill presents a potent anti-takeover device that might adversely affect shareholder value by discouraging offers to acquire the company that could be beneficial to shareholders. Our resolution preserves the right of a Board to put in place a short-term poison pill if the Board believes it must do so to comply with its fiduciary responsibilities. However, our resolution asks the Board to submit any such pill to shareholder approval within a 12-month period and provide for its expiration absent shareholder approval. We believe shareholders should have the right to vote on any agreement which assigns that power to the Board.

SUPPORTING STATEMENT FOR SHAREHOLDER PROPOSAL TO LIMIT ANTI-TAKEOVER PROVISIONS (PROPOSAL NO. 11 ON OUR PROXY CARD)

This proposal urges the Board to ensure that any new company created through a spin-off or other restructuring of company assets opt out of state anti-takeover statutes, if applicable, and require a majority vote of shareholders to opt back in.

State anti-takeover statutes can provide powerful takeover defenses, and we firmly believe the decisions to become subject to such tools should remain in the hands of shareholders. For example, Maryland, a state in which over 80% of publicly-traded REITs are incorporated, has created three separate anti-takeover statutes for REITS: Maryland's Unsolicited Takeover Act, Business Combinations Act and Control Shares Act (collectively referred to as the "Acts").

*The Unsolicited Takeover Act (Title 3, Subtitle 8 of the Maryland General Corporation Law) permits the

Board, without shareholder approval, to implement various takeover defenses, such as classifying the board retroactively, expanding the board with vacancies filled only by vote of other trustees, and requiring a two-thirds vote for removal of a trustee.

*The Control Share Acquisition Act (Title 3, Subtitle 7 of the Maryland General Corporation Law) prohibits holders of "control shares" (either more than one-tenth, one-third or a majority of the power to vote in the election of trustees) from any voting rights with respect to the control shares except if approved by at least a two-thirds shareholder vote.

*The Business Combinations Act (Title 3, Subtitle 6 of the Maryland General Corporation Law) currently restricts "business combinations" between the Company and a potential acquirer under certain conditions for at least five years after the potential acquirer acquires 10% or more of the Corporation's outstanding shares.

These Acts behave as anti-takeover measures unless a spun-off company has opted out with a requirement that a majority vote of shareholders approve any future opt-in. Critics argue that insofar as they protect managers from removal, they reduce incentives for managers to operate as profitably as possible. <EN 10> Research on such anti-takeover statutes suggests that they fail to protect shareholder interests; for example, Boulton (2010) reports evidence that firms incorporated in takeover-friendly states have higher Tobin’s Q values --the ratio between the Market value of a company divided by the replacement value of the firm's assets-- than firms incorporated in takeover-unfriendly states. Lower Q values implies that the stock is undervalued, [http://www.investopedia.com/terms/q/qratio.asp] suggesting that state-level antitakeover statutes negatively impact firm value Tobin’s Q values than firms incorporated in takeover-unfriendly states, suggesting that state-level antitakeover statutes negatively impact firm value; Bertrand and Mullainathan (2003) found that following the passage of state anti-takeover statutes, protected firms saw return on capital fall by 1% while managerial wages rose 4%. <EN 11>

PERMITTING SHAREHOLDERS AS WELL AS THE BOARD TO INITIATE BYLAW AMENDMENTS (Proposals 12-13 ON OUR PROXY CARD)

Proposals 12 and 13 address the inability of shareholders to make permanent improvements to corporate governance. While shareholders may initiate bylaw amendments at our company, they are not currently provided the right to approve Board action to remove or amend shareholder-approved bylaws. In other words, the current bylaws allow the Board currently to immediately and unilaterally undo any amendment put forward by shareholders and approved by a majority of voting stock. Proposal 12 recommends the Board initiate amendments to our Charter to allow binding bylaw amendments that require shareholder approval to be further amended; Proposal 13 recommends against any imposition by the Board of supermajority requirements for bylaw amendments. Under both proposals, bylaw amendments could still be initiated by either the Board or by shareholders.

II. Full text of proposals

7. RESOLVED, that the following be added to Bylaws of Pinnacle Entertainment, Inc. (“the Corporation”): The right of shareholders to amend the Bylaws: If the Corporation elects to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly-created private platform or a new publicly-traded company to hold such division or subset of assets (collectively, a “Spin-Off Company”), the Board of Directors shall exert its best efforts to ensure that the bylaws of such Spin-Off Company preserve the right of shareholders to amend the Bylaws (as set forth in the Corporation’s Bylaws as of December 2014) unless the directors would violate their fiduciary duties in so doing. IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

8. RESOLVED, that the following be added to Bylaws of Pinnacle Entertainment, Inc.: The right of shareholders to elect directors annually: If the Corporation elects to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly-created private platform or a new publicly-traded company to hold such division or subset of assets (collectively, a “Spin-Off Company”), the Board of Directors shall exert its best efforts to ensure that the bylaws of such Spin-Off Company preserve the right of shareholders to annually elect members of the Board of Directors by majority vote (unless the number of candidates standing for election exceeds the number of board seats, in which case a plurality of votes cast shall suffice to elect a director) set forth in the Corporation’s Bylaws as of December 2014, unless the directors would violate their fiduciary duties in so doing. IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendment, then this resolution shall be deemed a recommendation to the Board.

9. RESOLVED, that the following be added to Bylaws of Pinnacle Entertainment, Inc.: The right of shareholders to call a Special Meeting: If the Corporation elects to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly-created private platform or a new publicly-traded company to hold such division or subset of assets (collectively, a “Spin-Off Company”), the Board of Directors shall exert its best efforts to ensure that the bylaws of such Spin-Off Company preserve the right of shareholders to call a Special Meeting set forth in the Corporation’s Bylaws as of December 2014 at the request of no more than a majority of the voting power of the then-outstanding shares of the capital stock of the corporation, unless the directors would violate their fiduciary duties in so doing. IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

10. RESOLVED, that the following be added to Bylaws of Pinnacle Entertainment, Inc.: The right of shareholders to approve a poison pill: If the Corporation elects to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly-created private platform or a new publicly-traded company to hold such division or subset of assets (collectively, a “Spin-Off Company”), the Board of Directors shall exert its best efforts to ensure that the governing documents of such Spin-Off Company ensure that shareholders have the opportunity to approve any shareholder rights plan (“poison pill”) within 12 months of adoption, and would expire absent such approval, unless the directors would violate their fiduciary duties in subjecting the poison pill to shareholder control. IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

11. RESOLVED, that the following be added to Bylaws of Pinnacle Entertainment, Inc.: The right of shareholders to approve opting into state anti-takeover statutes: If the Corporation elects to spin-off, carve-out, split-off or otherwise consummate a transfer of a division or subset of assets for the purpose of forming a joint venture, a newly-created private platform or a new publicly-traded company to hold such division or subset of assets (collectively, a “Spin-Off Company”), the Board of Directors shall exert its best efforts to ensure that the governing documents of such Spin-Off Company contained provisions opting out of state anti-takeover provisions unless otherwise separately authorized by shareholders, unless the directors would violate their fiduciary duties by opting out of an anti-takeover statute without shareholder approval. IT IS FURTHER RESOLVED that if any law bars shareholders from making the above amendments, then this resolution shall be deemed a recommendation to the Board.

12. RESOLVED, that shareholders recommend the Board initiate amendments to our Charter to remove the ability of the Board of Directors to amend our Bylaws without the approval of shareholders.

13. RESOLVED, that shareholders recommend the Board require no more than a majority of the voting power of the then-outstanding shares of the capital stock of the corporation to approve amendments to our Bylaws.

We recommend a vote FOR these proposals.

III. PROXY VOTING:

PLEASE USE THE ENCLOSED BLUE PROXY CARD TO VOTE FOR THE PROPOSAL. YOU WILL ALSO RECEIVE A PROXY CARD FROM MANAGEMENT. IF YOU SUPPORT OUR PROPOSAL, DO NOT SEND BACK MANAGEMENT'S CARD. ANY PROXY CARD YOU HAVE SIGNED IS CANCELLED OUT BY SUBMITTING A LATER-DATED PROXY CARD.

We intend to solicit at least a majority of the voting power of the outstanding stock. You can revoke any proxy vote prior to the tally at the shareholders meeting by signing and submitting a new proxy card, by sending written notice of revocation to the proxy holder, or by appearing at the meeting and voting in person. The record date for eligibility to vote is March 23, 2015.

The candidates for election to the Board of Trustees have been nominated by the Company, not UNITE HERE, and we are not making a recommendation on the Trustees election. For information concerning the Board of Trustees, see pages 9-25 in the Company’s proxy statement. For all information concerning voting procedures we refer you to pages 6-8 of management's proxy statement.

Five of the seven proposals seek to be binding upon the Company, but will be treated as recommendations to the Board if any law bars shareholders from making such amendments. Passage of the proposals requires approval of a majority of votes cast.

We seek no discretionary voting authority for the meeting: we will vote your stock as you instruct us. If you return the enclosed blue card but give us no instructions, we will vote your stock FOR our proposals, FOR ratification of the auditor and not vote on any other matter. The Company's bylaws require advance notice before any matter may be raised at the meeting, and therefore we do not expect any matter to be raised at the meeting that is not addressed in this proxy statement or the Company's proxy statement. For information concerning voting procedures see pages 6-8 of the Company's proxy statement.

IV. INFORMATION ON PARTICIPANTS IN THIS SOLICITATION:

The sole participant in this solicitation will be UNITE HERE. UNITE HERE’s offices are located at 275 Seventh Avenue, New York, NY 10001-6708.

UNITE HERE represents approximately 275,000 active members throughout North America. This solicitation is conducted by UNITE HERE, which owns 320 shares of the Company's common stock through its custodial intermediary, Morgan Stanley, as well as 10 shares of record. UNITE HERE Local 1 represents 200 workers at Pinnacle Entertainment’s Ameristar East Chicago for collective bargaining purposes. UNITE HERE Local 1 is currently engaged in a contract dispute at Ameristar East Chicago.

We do not seek your support in labor matters and do not believe that enactment of the proposals would have any impact on such matters. UNITE HERE will vote each proxy card it receives in accordance with the shareholder's instructions. UNITE HERE will not seek any discretionary voting authority for the shareholders meeting: rather, it will vote stock solely as directed. The persons named as proxy-holders in our proxy card are researchers employed full-time by UNITE HERE. UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company. It will solicit proxies by mail, phone, e-mail, fax and in person using its regular staff, who shall not receive any additional compensation, but they may also hire an outside solicitor. It will reimburse banks, brokers, and other custodians, nominees or fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners.

V. EXECUTIVE COMPENSATION/SECURITY OWNERSHIP OF MANAGEMENT AND 5% OWNERS/SHAREHOLDER PROPOSAL RIGHTS

For information on these items, see pages 26-51 and 79 in management's proxy statement.

PLEASE RETURN THE ENCLOSED BLUE PROXY CARD TODAY, AS INSTRUCTED ON THE CARD.

For more information, contact the UNITE HERE Research Department at (212) 265-7000, or JJ Fueser at jjfueser@unitehere.org, or 416-384-0983 x 303.

NOTES

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<EN 1> Comparing GLPI closing stock price of $47.04 on December 2, 2013 with the average closing price in January 2015 of $31.42; comparing December 2013 NAREIT Lodging Index price with that of January 2015.

<EN 2> NAREIT Lodging Index price, May 2007 versus February 2009.

<EN3> Olubunmi Faleye, “Classified boards, firm value and managerial entrenchment,” Journal of Financial Economics, 83, 2007, p. 503-4

<EN 4> Masulis, Wang and Xie, “Corporate Governance and Acquirer Returns,” Journal of Finance , LXII (4), August 2007, p. 11867-1869.

<EN 5> Bebchuk, Coates and Subramanian, “The powerful antitakeover force of staggered boards: Theory, evidence, and policy.” Harvard Law School Economics and Business Discussion Paper Series, 3/11/2002. , p. 1

<EN 6> Faleye, 2007, op. cit., p. 503

<EN 7> http://srp.law.harvard.edu/declassifications.shtml

<EN 8> GPLI Historical Stock Prices, Google Finance; NAREIT Lodging Index Monthly Historical Prices

<EN 9> Monthly index data provided by NAREIT, accessed February 26, 2015.

<EN 10> Booth, Richard A. "The Promise of State Takeover Statutes." Michigan Law Review Vol. 86, No. 7 (Jun., 1988), pp. 1635-1702.

<EN 11> Boulton, Thomas, “Venture Capital and the incorporation decisions of IPO firms,” Journal of Economics and Business, Vol. 62, No. 6, 2010, p. 2; Bertrand, Marianne, and Sendhil Mullainathan, “Enjoying the quiet life? Corporate governance and managerial preferences.” Journal of Political Economy, 2003, 111(5), p. 1046. See also Subramanian, G, “The influence of antitakeover statutes on incorporation choice: Evidence on the “race” debate and antitakeover overreaching.” Penn Law Review, 2002, p. 1795.

PROXY CARD

Solicited by UNITE HERE for 2015 Annual Shareholders Meeting of Pinnacle Entertainment, May 19, 2015.

The undersigned hereby designates JJ Fueser and Courtney Alexander with full power of substitution, as the proxies of the undersigned for the sole purpose of voting all stock of the undersigned in the manner marked below at the Pinnacle Entertainment annual shareholders meeting for 2015. This proxy card grants no discretionary voting authority: if matters come before the meeting other than the items below, the stock of the undersigned will not be voted on such matters.

1. ELECTION OF TRUSTEES NOMINATED BY MANAGEMENT

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

[ ] WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NAME(S) OF NOMINEES BELOW:

UNITE HERE MAKES NO RECOMMENDATION ON THE TRUSTEES' ELECTION.

2. ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF EXECUTIVE COMPENSATION.

3. TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE 2015 FISCAL YEAR

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE AUDITOR

4. TO APPROVE THE COMPANY’S 2015 EQUITY AND PERFORMANCE INCENTIVE PLAN

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE 2015 EQUITY AND PERFORMANCE PLAN.

5. TO APPROVE THE CHARTER AMENDMENT

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE CHARTER AMENDMENT.

6. TO APPROVE THE REIT PROTECTION RIGHTS PLAN

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE MAKES NO RECOMMENDATION ON THE RATIFICATION OF THE REIT PROTECTION RIGHTS PLAN.

UNITE HERE URGES A VOTE FOR THE FOLLOWING SHAREHOLDER PROPOSALS:

7. The right of shareholders to amend the Bylaws in a spin-off company.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

8. The right of shareholders to elect directors annually in a spin-off company.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

9. The right of shareholders to call a Special Meeting in a spin-off company.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

10. The right of shareholders to approve a poison pill in a spin-off company.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

11. The right of shareholders to approve opting into state anti-takeover statutes in a spin-off company.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

12. Removal of ability of the Board to amend the Bylaws without shareholder approval.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

13. Simple majority vote of shareholders to approve Bylaw amendments.

[ ] FOR

[ ] AGAINST

[ ] ABSTAIN

UNITE HERE RECOMMENDS A VOTE FOR THIS PROPOSAL.

If no direction is made above, UNITE HERE will vote this card FOR our proposals, FOR approval of the auditor and not vote on any other matter.

Dated: _____________

SIGNATURE: ________________________________________

PRINT: _____________________________________________

NAME: _____________________________________________

TITLE (if shares not held in above name): ________________

Optional information so we can make sure your vote gets counted and provide you more information about shareholder issues at Pinnacle Entertainment (your information will not be put to any other use):

Telephone: _________________

Fax: _______________________

E-mail address: _______________

This card can be voted at _____________.com, returned in the enclosed envelope or by fax to _______________.